UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: October 23, 2012

(Date of earliest event reported)

Oragenics, Inc

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3000 Bayport Drive, Suite 685 Tampa, FL		33607
(Address of principal executive offices)		(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Long-Term Performance-Based Incentive Program (LTIP) Share Issuance.

As previously disclosed in our Form 10-Q dated August 10, 2012, on August 6, 2012 the Compensation Committee determined that the capital raise performance goal set forth in the LTIP adopted by the Compensation Committee and Board of Directors in November 2011 had been met. Accordingly, executive officers John Bonfiglio and Martin Handfield, as well as the non-employee directors of the Company, were awarded shares of our common stock. However, since the aggregate number of 465,816 shares due under the LTIP for the achievement of the capital raise goal exceeded the number of shares available under the Company’s 2002 Amended and Restated Stock Option and Incentive Plan (the “Stock Incentive Plan”), the number of shares issued on August 6, 2012 were proportionately reduced (as provided for in the individual award agreements) to an aggregate of 325,000 shares and the remaining 140,816 shares were to be issued at a later date upon shareholder approval of an increase in the number of shares of common stock available under the Stock Incentive Plan.

On October 23, 2012, the shareholders approved the 2012 Equity Incentive Plan (the “Plan”) which amended, restated and retitled the Stock Incentive Plan and provided for an increase in authorized shares available under the Plan. Following the shareholders approval of the Plan, the Compensation Committee met and determined that the remaining 140,816 shares that were previously authorized on August 6, 2012 under the LTIP but could not be issued due to lack of available shares under the Plan, could be issued. The closing price of the Company’s shares on October 23, 2012 was $2.10 per share. The balance of the shares to be issued, consist of 13,081 shares to be issued to each non-employee director, 56,482 shares to be issued to Dr. Bonfiglio, our Chief Executive Officer, and 18,929 shares to Dr. Martin Handfield, our Director of Research and Development.

Bonus for Chief Financial Officer

On October 23, 2012, the Compensation Committee awarded a discretionary bonus to Mr. Michael Sullivan, the Company’s Chief Financial Officer, in the form of an aggregate of 83,500 shares of Company stock under the Company’s Plan. The shares vested immediately. The closing price on October 23, 2012 was $2.10 per share. The discretionary bonus was awarded to Mr. Sullivan in consideration and recognition of his substantial efforts on behalf of the Company in connection with the significant events that occurred since he joined the Company.

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)	The 2012 annual meeting of shareholders of Oragenics, Inc. was held on October 23, 2012; and

(b)	At the annual meeting, the following proposals were voted on by our shareholders:

PROPOSAL I: Election of Directors.

Dr. John Bonfiglio, Dr. Frederick Telling, Christine Koski, Robert Koski, Charles Pope, and Dr. Alan Dunton were elected as Directors, to serve until the our next annual meeting of shareholders or until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The votes were as follows:

	For	Withheld	Broker Non-Votes
Dr. John Bonfiglio	19,737,575	55,483	1,117,960
Dr. Frederick Telling	19,724,876	68,182	1,117,960
Christine Koski	19,727,574	65,484	1,117,960
Robert Koski	19,727,574	65,484	1,117,960
Charles Pope	19,458,739	334,319	1,117,960
Dr. Alan Dunton	19,459,091	333,967	1,117,960

PROPOSAL II: Approval of our 2012 Equity Incentive Plan (which is an amendment, restatement and retitling of our Amended and Restated 2002 Stock Option and Incentive Plan) to increase number of shares authorized for issuance. Our shareholders approved an amendment to our Plan to increase the number of authorized shares from 1,125,000 to 4,000,000. The votes were as follows:

FOR	19,689,217
AGAINST	94,411
ABSTAIN	9,430
BROKER NON-VOTES	1,117,960

PROPOSAL III: Ratification of the selection of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the year ending December 31, 2012.

FOR	20,626,823
AGAINST	17,768
ABSTAIN	266,427

Item 9.01	FINANCIAL INFORMATION AND EXHIBITS

(d) Exhibits.

Number	Description

4.1	2012 Equity Incentive Plan.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 25th day of October, 2012.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan
Chief Financial Officer